Exhibit 99.1

Mitesco to Present at Emerging Growth Conference on April 13, 2022 at (12:15 PM) Eastern

MINNEAPOLIS, MN, April 12, 2022 - Mitesco, Inc. (OTCQB: MITI), an operator of primary care clinics using a nurse practitioner model to deliver a wide range of traditional and non-traditional wellness options, today announced that chief executive Larry Diamond will present at the Emerging Growth Conference, a live, interactive online event for the investment community.

Mr. Diamond’s presentation, on April 13, 2022 at (12:15 PM) Eastern, will focus on the company’s recent progress and schedule for expansion and uplisting to Nasdaq, and will be followed be a question and answer period.

To register for the live conference, please go to EmergingGrowth.com.

An archived webcast of the Conference will also be made available on EmergingGrowth.com after the event.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and th overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

All sessions will be conducted through video webcasts and will take place in the Eastern time zone.

About Mitesco, Inc. and The Good Clinic, LLC

Mitesco is building a next-generation healthcare solution, providing healthcare services and technology, to make healthcare more accessible, higher quality, and more affordable. The Mitesco team has extensive experience in building successful growth situations within the healthcare industry, using both organic and acquisition growth strategies. Mitesco embraces that when consumers’ expectations are exceeded the business performance does so as well. Mitesco operations and subsidiaries include The Good Clinic, LLC (“The Good Clinic”) and Acelerar Healthcare Holdings Limited. The Good Clinic (www.thegoodclinic.com) is a wholly owned subsidiary of Mitesco N.A. LLC, the holding company for North American operations. The Good Clinic is building out a network of clinics using the latest telehealth technology with the certified nurse practitioner operating as its primary healthcare provider. The executive team at The Good Clinic includes several of the key executives who brought Minute ClinicTM (previously known as Quickmedix) to scale, which was acquired by CVS in 2006.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than the statement of historical fact contained in this press release are forward-looking statements. In some case, forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate, “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding plans to open a fourth location in greater Minneapolis and a location in Denver, finding locations for the Good Clinic that are well suited for a focus on total wellness, improved convenience and a personalized healthcare experience and plans to expand The Good Clinic concept of care nationwide. These forward-looking statements are based on expectations and assumptions as of the date of the press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to expand The Good Clinic concept of care to additional locations as planned, our ability to obtain the capital needed to expand our operations, our ability to deliver on our mission of improving healthcare for patients around the world, and the other factors discussed in Mitesco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contacts:

Investor Relations
Jimmy Caplan
512-329-9505
Email: jimmycaplan@me.com

Media Relations
Rick Eisenberg
917-691-8934
Email: eiscom@msn.com